News Release
HEALTHCARE REALTY ANNOUNCES PRICING OF UPSIZED $600 MILLION EXCHANGEABLE SENIOR NOTES OFFERING

NASHVILLE, Tenn. - (GLOBAL NEWSWIRE) - May 5, 2026 - Healthcare Realty Trust Incorporated (NYSE: HR) (“Healthcare Realty”) today announced that its operating partnership, Healthcare Realty Holdings, L.P. (“Healthcare Realty L.P.”), priced its offering of $600,000,000 aggregate principal amount of 3.00% exchangeable senior notes due 2032 (the “notes”) in a private offering to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). The offering size was increased from the previously announced offering size of $500,000,000 aggregate principal amount of notes. Healthcare Realty will fully and unconditionally guarantee the notes on a senior, unsecured basis. The issuance and sale of the notes are scheduled to settle on May 7, 2026, subject to customary closing conditions. Healthcare Realty L.P. also granted the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $100,000,000 aggregate principal amount of notes.

The notes will be senior, unsecured obligations of Healthcare Realty L.P. and will accrue interest at a rate of 3.00% per annum, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2027. The notes will mature on January 15, 2032, unless earlier repurchased, redeemed or exchanged. Before October 15, 2031, noteholders will have the right to exchange their notes only upon the occurrence of certain events. From and after October 15, 2031, noteholders may exchange their notes at any time at their election until the close of business on the second scheduled trading day immediately before the maturity date. Healthcare Realty L.P. will settle exchanges in cash and, if applicable, shares of Healthcare Realty’s class A common stock. The initial exchange rate is 43.4660 shares of Healthcare Realty’s class A common stock per $1,000 principal amount of notes, which represents an initial exchange price of approximately $23.01 per share of Healthcare Realty’s class A common stock. The initial exchange price represents a premium of approximately 17.5% over the last reported sale price of $19.58 per share of Healthcare Realty’s class A common stock on May 4, 2026. The exchange rate and exchange price will be subject to adjustment upon the occurrence of certain events.

The notes will be redeemable, in whole or in part (subject to certain limitations), for cash at Healthcare Realty L.P.’s option at any time, and from time to time, on or after January 22, 2030 and on or before the 30th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of Healthcare Realty’s class A common stock exceeds 130% of the exchange price for a specified period of time and certain other conditions are satisfied. In addition, the notes will be redeemable, in whole or in part, at Healthcare Realty L.P.’s option at any time to the extent necessary to preserve Healthcare Realty’s status as a real estate investment trust for U.S. federal income tax purposes. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indenture for the notes) occurs, then, subject to a limited exception, noteholders may require Healthcare Realty L.P. to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date.

The notes will be entitled to the benefits of a registration rights agreement pursuant to which Healthcare Realty will agree to register, under the Securities Act, the resale of the shares of Healthcare Realty’s class

A common stock, if any, issuable upon exchange of the notes within specified time periods and subject to certain limitations.

Healthcare Realty L.P. estimates that the net proceeds from the offering will be approximately $582.6 million (or approximately $680.1 million if the initial purchasers fully exercise their option to purchase additional notes), after deducting the initial purchasers’ discounts and commissions and Healthcare Realty L.P.’s estimated offering expenses. Healthcare Realty L.P. intends to use (i) $24.0 million of the net proceeds to fund the cost of entering into the capped call transactions described below; (ii) approximately $75.0 million of the net proceeds to repurchase approximately 3.83 million shares of Healthcare Realty’s class A common stock concurrently with the pricing of the offering in privately negotiated transactions through one of the initial purchasers of the offering or its affiliate, as Healthcare Realty L.P.’s agent; and (iii) the remainder of the net proceeds from the offering, together with borrowings from its unsecured revolving credit facility, to repay outstanding indebtedness under its 3.500% Senior Notes due 2026. If the initial purchasers exercise their option to purchase additional notes, then Healthcare Realty L.P. intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions as described below. Pending such uses, Healthcare Realty L.P. intends to invest the proceeds in a variety of capital preservation investments, including short-term, interest-bearing instruments such as U.S. government securities and municipal bonds, and may apply proceeds to outstanding indebtedness under its revolving credit and term loan agreement.

In connection with the pricing of the notes, Healthcare Realty L.P. and Healthcare Realty entered into privately negotiated capped call transactions with one or more of the initial purchasers or their affiliates and/or one or more other financial institutions (the “option counterparties”). The capped call transactions will cover, subject to anti-dilution adjustments substantially similar to those applicable to the notes, the number of shares of Healthcare Realty’s class A common stock underlying the notes. If the initial purchasers exercise their option to purchase additional notes, then Healthcare Realty L.P. and Healthcare Realty expect to enter into additional capped call transactions with the option counterparties.

The cap price of the capped call transactions will initially be approximately $27.41 per share, which represents a premium of approximately 40.0% over the last reported sale price of Healthcare Realty’s class A common stock of $19.58 per share on May 4, 2026, and is subject to certain adjustments under the terms of the capped call transactions.

The capped call transactions are expected generally to reduce the potential dilution to Healthcare Realty’s class A common stock upon any exchange of the notes and/or offset any potential cash payments Healthcare Realty L.P. is required to make in excess of the principal amount of exchanged notes, as the case may be, upon exchange of the notes. If, however, the market price per share of Healthcare Realty’s class A common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to Healthcare Realty’s class A common stock and/or purchase shares of Healthcare Realty’s class A common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Healthcare Realty’s class A common stock or the notes at that time.

In addition, the option counterparties and/or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Healthcare Realty’s class A common stock and/or purchasing or selling Healthcare Realty’s class A common stock or other securities of Healthcare Realty in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so following any fundamental change repurchase, redemption or early exchange of the notes and during any observation period related to an exchange of notes after October 15, 2031, or, to the extent Healthcare Realty L.P. exercises the relevant election under the capped call transactions, following any other repurchase of the notes). This activity could also cause or avoid an increase or decrease in the market price of Healthcare Realty’s class A common stock or the notes, which could affect the ability to exchange the notes, and, to the extent the activity occurs during any observation period related to an exchange of notes, it could affect the number of shares and value of the consideration that noteholders will receive upon exchange of the notes.

The offer and sale of the notes, the guarantee and any shares of Healthcare Realty’s class A common stock issuable upon exchange of the notes have not been registered under the Securities Act or any other securities laws, and the notes and any such shares cannot be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any other applicable securities laws. Although Healthcare Realty L.P. and Healthcare Realty will enter into a registration rights agreement pursuant to which Healthcare Realty will agree to register, under the Securities Act, the resale of the shares of Healthcare Realty’s class A common stock, if any, issuable upon exchange of the notes, the registration rights agreement will contain significant limitations, and a resale registration statement may not be available at the time investors wish to resell the shares of Healthcare Realty’s class A common stock, if any, issuable upon exchange of their notes. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of Healthcare Realty’s class A common stock issuable upon exchange of the notes, nor will there be any sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About Healthcare Realty
Healthcare Realty Trust Incorporated (NYSE: HR) is the largest public, pure-play owner, operator and developer of medical outpatient buildings in the United States.

Forward-Looking Statements
This press release includes forward-looking statements, including statements regarding the completion of the offering, the expected amount and intended use of the net proceeds and the effects of entering into the capped call transactions described above. Forward-looking statements represent Healthcare Realty’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, the satisfaction of the closing conditions related to the offering and risks relating to Healthcare Realty’s business, including those described in periodic reports that Healthcare Realty files from time to time with the SEC. Healthcare Realty L.P. may not consummate the offering described in this press release and, if the offering is consummated, cannot provide any assurances regarding its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this press release speak only as of the date of this press release, and neither Healthcare Realty nor Healthcare Realty L.P. undertakes to update the statements included in this press release for subsequent developments, except as may be required by law.

Contact Information
Daniel Gabbay
EVP & Chief Financial Officer
InvestorRelations@healthcarerealty.com